Exhibit (h)(11) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

FUND ACCOUNTING AGREEMENT

AGREEMENT made as of this 7th day of June, 2005, by and between the registered investment companies listed on Schedule I to this Agreement, as it may be amended from time to time (each stand-alone registered investment company and each series company of a registered investment company a “Fund” and collectively the “Funds”) and The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the “Bank”).

WITNESSETH:

In consideration of the mutual agreements herein contained, the Funds and the Bank hereby agree as follows:

1.           The Funds hereby appoint the Bank to perform the duties hereinafter set forth.

2.           The Bank hereby accepts appointment and agrees to perform the duties hereinafter set forth.

3.           Subject to the provisions of paragraphs 4 and 5 below, the Bank shall compute the net asset value per share of each class of shares of each Fund listed on Schedule I hereto (all references to “Fund” shall be deemed to include all classes of the Fund) and shall value the securities held by each Fund (the “Securities”) at such times and dates and in the manner specified in the then currently effective registration statement or offering memorandum (the “Offering Materials”) of each Fund, except that notwithstanding any language in the Offering Materials, in no event shall the Bank be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for each Fund.  However, the Bank agrees to incorporate into its calculation of a Fund’s net asset value any price or factor given by a Fund or by a third party valuation service upon instruction by a Fund.

4.           To the extent valuation of Securities or computation of a Fund’s net asset value as specified in the Fund’s then currently effective Offering Materials is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify the Bank in writing and thereafter shall either furnish the Bank at all appropriate times with the values of such Securities and each Fund’s net asset value, or subject to the prior approval of the Bank, instruct the Bank in writing to value the Securities and compute each Fund’s net asset value in a manner which the Fund then represents in writing to be consistent with all applicable laws and regulations.  A Fund may also from time to time, subject to the prior approval of the Bank. Instruct the Bank in writing to compute the value of the Securities or a Fund’s net asset value in a manner other than as specified in paragraph 3 of this Agreement.  By giving such instruction, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Offering Materials of the Fund.  The Fund shall have sole responsibility for determining the method of valuation of Securities and the method of computing each Fund’s net asset value.

5.           The Fund shall furnish the Bank with any and all instructions, explanations, information, specifications and documentation as deemed reasonably necessary by the Bank in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund’s liabilities and expenses.  The Bank shall not be required to include as a Fund’s liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to the Bank the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value.  In calculating the prices for Securities the Bank will use the price services authorized by an authorized person for a Fund listed on Appendix B to this Agreement (“Authorized Pricing Services”).  Such authorized person shall provide the list of authorized pricing services to the Bank in a writing signed by such authorized person substantially in the form of Appendix C to this Agreement.  The Bank shall be entitled to rely on the last Appendix C signed by an authorized person actually received by the Bank.  A Fund shall also furnish the Bank with bid, offer, or market values of Securities if the Bank notifies the Fund that same are not available to the Bank from a Fund’s Authorized Pricing Services.  At any time and from time to time, a Fund also may furnish the Bank with bid, offer, or market values of Securities and instruct the Bank to use such information in its calculations hereunder.  The Bank shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service.

6.           The Bank shall advise the Fund, the Fund’s custodian and the Fund’s transfer agent of the net asset value of each Fund upon completion of the computations required to be made by the Bank pursuant to this Agreement.

7.           The Bank shall, as agent for the Fund, maintain and keep current the books, accounts and other documents, if any, listed in Appendix A hereto and made a part hereof, as such Appendix A may be amended from time to time.  Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of a Fund during the Bank’s normal business hours, and shall be preserved for a period of seven (7) years.  The Bank and the Fund’s intend to enter into a Service Level Guidelines Agreement, that may be amended from time to time by the parties, that will outline the Fund’s expectations with respect to specific services to be provided by the Bank and the operational mechanics of providing such services.

8.           All records maintained and preserved by the Bank pursuant to this Agreement which a Fund is required to maintain and preserve in accordance with the above-mentioned Rules shall be and remain the property of a Fund and shall be surrendered to a Fund promptly upon request in the form in which such records have been maintained and preserved.  Upon reasonable request of a Fund, the Bank shall provide in hard copy or electronic format, whichever the Bank shall elect, any records included in any such delivery which are maintained by the Bank on a computer disc, or are similarly maintained, and a Fund shall reimburse the Bank for its expenses or providing the same.

9.           The Bank, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by the Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of Securities; the amounts or formula for calculating the amounts and times of accrual of a Fund’s liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; the amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of the Fund.  In the event the Bank’s computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of Securities or other assets, or accruals of interest or earnings thereon, from Authorized Pricing Services, the Bank shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.

10.           The Bank shall not be required to inquire into any valuation of Securities or other assets by a Fund or any third party described in preceding paragraph 9 hereof, even though the Bank in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

11.           The Bank, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by a Fund.

12.           The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions; loss, malfunctions of utilities, computer (hardware or software) or communication services, accidents; labor disputes; acts of civil or military authority or governmental actions.  Nor shall the Bank be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than the Bank to supply any instructions, explanations, information, specifications or documentation deemed reasonably necessary by the Bank in the performance of its duties under this Agreement.

13.           No provision of this Agreement shall prevent the Bank from offering services similar or identical to those covered by this Agreement to any other corporations, associations or entities of any kid.  Any and all operational procedures, techniques and devices developed by the Bank in connection with the performance of its duties and obligations under this Agreement, including those developed in conjunction with a Fund, shall be and remain the property of the Bank, and the Bank shall be free to employ such procedures, techniques and devices in connection with the performance of any other contract with any other person whether or not such contract is similar or identical to this Agreement.

14.           The Bank may, with respect to questions of law, apply to and obtain the advice and opinion of counsel to the independent trustees of a Fund or counsel that is mutually agreed upon by a Fund and Bank and shall be entitled to rely on the advice or opinion of such counsel.

15.           The Bank shall be entitled to rely upon any oral instructions received by the Bank and reasonably believed by the Bank to be given by or on behalf of a Fund, even if the Bank subsequently receives written instructions contradicting such oral instructions.  The books and records of the Bank with respect to the content of any oral instruction shall be binding and conclusive.

16.           Notwithstanding any other provision in this Agreement, the Bank shall have no duty or obligation with respect to, including without limitation, any duty or obligation to determine, or advise or notify a Fund of:  (a) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund; (b) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; or (d) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto.

17.           The Bank shall be held to a standard of reasonable care in carrying out the provisions of this Agreement except as otherwise provided in this Agreement.  The Bank shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Fund, or for any delays caused by circumstances beyond the Bank’s control, unless such loss, damage or expense arises out of the negligence or willful misconduct of the Bank.  In no event shall the Bank be liable to the Company or any third party for special, indirect, or consequential damages, or for lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

18.           Without limiting the generality of the foregoing, the Fund shall indemnify the Bank against and save the Bank harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

(a)  Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Bank by any third party described in preceding paragraph 9 hereof or by or on behalf of a Fund;

(b)  Action or inaction taken or omitted to be taken by the Bank pursuant to written or oral instructions of the Fund or otherwise without negligence or willful misconduct;

(c)  Any action taken or omitted to be taken by the Bank in good faith in accordance with the advice or opinion of counsel for the independent trustees of a Fund;

(d)  Any improper use by a Fund or its agents, distributor or investment advisor of any valuations or computations supplied by the Bank pursuant to this Agreement;

(e)  The method of valuation of the Securities, provided that such valuation is carried out in accordance with preceding paragraph 5 of this Agreement, and the method of computing each Fund’s net asset value; or

(f)  Any valuations of Securities or net asset value provided by the Fund.

19.           In consideration for all of the services to be performed by the Bank as set forth herein the Bank shall be entitled to receive reimbursement for all out-of-pocket expenses and such compensation as may be agreed upon in writing from time to time between the Bank and the Fund.

20.           Attached hereto as Appendix B is a list of persons duly authorized to give any written or oral instructions, or written or oral specifications, by or on behalf of the Fund.  From time to time the Fund may deliver a new Appendix B to add or delete any person and the Bank shall be entitled to rely on the last Appendix B actually received by the Bank.

21.           The Fund represents and warrants to the Bank that it has all requisite power to execute and deliver this Agreement, to give any written or oral instructions contemplated hereby, and to perform the actions or obligations contemplated to be performed by it hereunder, and has taken all necessary action to authorize such execution, delivery, and performance.

22.           The Bank represents and warrants to each Fund that:

(a)  it has all requisite powers to execute and deliver this Agreement and to perform the actions or obligations contemplated to be performed by it hereunder, and has taken all necessary action to authorize such execution, delivery and performance;

(b)  it is conducting is business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted.

(c) In connection with the Funds’ obligations under Rule 38a-1 of the 1940 Act the Bank agrees as follows:

(1)  the Bank agrees to reasonably cooperate with the Funds and the Funds’ Chief Compliance Officer in the administration of the Funds’ compliance program (“Compliance Program”) as required by the Securities an Exchange Commission (“SEC”);

(2)  the Bank has implemented and maintains policies and procedures reasonably designed to prevent, detect and promptly correct any violations of Federal Securities Laws with respect to services the Bank provides to the Funds (“Compliance Procedures”);

(3) the Bank will provide summaries of such Compliance Procedures that may affect in any material respect, the services provided hereunder by the Bank to the Funds;

(4)  the Bank periodically reviews the adequacy of such Compliance Procedures and the effectiveness of their implementation and upon the request of a Fund, will provide the then current internal between such reviews;

(5)  in the event that an officer or employee of the Bank administering this Agreement has actual knowledge of the occurrence of a “Material Compliance Matter” (as defined in Rule 38a-1(e)(2)) which the Bank reasonably believes is related to or will affect the Fund, the Bank will, if permitted by law and the Bank’s regulators, notify the Fund of such occurrence;

(6)  except where prohibited by law, regulations or rule or as may be directed or instructed by the Bank’s regulators, the Bank agrees to notify the Funds following quarter-end of any inspections by, or other inquiries received from, the SEC or any other regulatory or law enforcement agency after the date of this certification, which relate to the services provided by the Bank to the Funds hereunder.  For the avoidance of doubt, such notification obligation shall be satisfied if the notice is contained in any publicly available regulatory filing.

(d)  The Bank will maintain throughout the term of this Agreement, such contingency plans as it reasonably believes to be necessary and appropriate to recover its operations from the occurrence of a disaster and which are consistent with any statute or regulations to which it is subject that imposes business resumption and contingency planning standards.  The Bank agrees to provide the Funds with a summary of its contingency plan as it relates to the systems used to provide the services hereunder and to provide the Funds with periodic updates of such summary upon the Funds’ reasonable request.

23.           This Agreement shall not be assignable by a Fund without the prior written consent of the Bank, or by the Bank without the prior written consent of each Fund.

24.           Either of the parties hereto may terminate this Agreement by giving the other party a notice in writing specifying the date of such termination, which shall not be less than ninety (90) days after the date of giving such notice.  Upon the date set forth in such notice, the Bank shall deliver to the Fund all records then the property of the Fund and, upon such delivery, the Bank shall be relieved of all duties and responsibilities under this Agreement.

25.           This Agreement may not be amended or modified in any manner except by written agreement executed on behalf of both parties hereto.

26.           All laws and rules of construction of the State of New York (other than those relating to choice of laws) shall govern the rights, duties and obligations of the parties hereto.  The Fund and the Bank hereby consent to the exclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  The Fund and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

27.           The performance and provisions of this Agreement are intended to benefit only the Bank and each Fund, and no rights shall be granted to any other person by virtue of this Agreement.

28.           The Bank hereby represents and warrants that it has implemented and shall maintain appropriate measures designed to satisfy the requirements of federal and New York law applicable to the Bank with respect to the confidentiality of the portfolio holdings and transactions of each Fund.  Upon request, the Bank shall annually make available to each such Fund such summaries or audit reports, including any SAS 70 report, as the Bank generally makes available to its similar customers.

29.           The Bank is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of those registered investment companies which are business trusts and agrees that the obligations and liabilities assumed by a registered investment company or any Fund pursuant to this Agreement, including without limitation, any obligations or liability to indemnify the Bank, shall be limited in any case to the relevant Fund and its assets and that the Bank shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other Fund nor its shareholders, from the Trustees, Officers, employees or agents of the registered investment company or Fund, or any of them.  In addition, in connection with the discharge and satisfaction of any claim made by the Bank involving more than one Fund, the Trustees or Officers of such Funds shall have the exclusive right to determine the appropriate allocations of liability for any claim between or among the Funds.

See Amendment dated 11/8/07 for Paragraph 30.

Each of the registered investment companies or series thereof listed on Schedule I to this Agreement

By:  /s/ Richard J. Thomas
Name:  Richard J. Thomas
Title:  Treasurer

Attest

THE BANK OF NEW YORK

By:  /s/ Edward G. McGann
Name:  Edward G. McGann
Title:  Managing Director

Attest:  /s/ Edward P. Reginald, Jr.

APPENDIX A TO FUND ACCOUNTING AGREEMENT
BETWEEN
THE BANK OF NEW YORK
AND
THE FEDERATED FUNDS

I.           The Bank of New York (the “Bank”), as agent for The Federated Funds (the “Fund”), shall maintain the following records on a daily basis for each Series.
1.           Report of priced portfolio securities
2.           Statement of net asset value per share

II.           The Bank shall maintain the following records on a monthly basis for each Series:
1.           General Ledger
2.           General Journal
3.           Cash Receipts Journal
4.           Cash Disbursements Journal
5.           Subscriptions Journal
6.           Redemptions Journal
7.           Accounts Receivable Reports
8.           Accounts Payable Reports
9.           Open Subscriptions/Redemption Reports
                              10.           Transaction (Securities) Journal
                              11.           Broker Net Trades Reports

III.           The Bank shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker’s Ledger) on a semiannual basis for each Series.  Schedule D shall be produced on an annual basis for each Series.

The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, the Securities and Exchange Commission and the Fund’s Auditors.

IV.           For internal control purposes, the Bank uses the Account Journals provided by The Bank of New York Custody System to record daily settlements of the following for each Series:
1.           Securities bought
2.           Securities sold
3.           Interest received
4.           Dividends received
5.           Capital stock sold
6.           Capital stock redeemed
7.           Other income and expenses

All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.

APPENDIX B

I, Richard Thomas, the duly elected Treasurer of the Funds, do hereby certify in such capacity that:

The following individuals signatures set forth opposite their respective names are their true and correct signatures.  Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to the Bank.

Name	Signature	Initials

Diane C. Allsworth	/s/ Diane C. Allsworth	/s/ DCA

Kristin M. Altschaffl	/s/ Kristin M. Altschaffl	/s/ KMA

Keith A. Antle	/s/ Keith A. Antle	/s/ KAA

Ronald J. Ecoff, Jr.	/s/ Ron Ecoff	/s/ RJE

Allison Gerber	/s/ Allison Gerber	/s/ AG

Charles W. McHugh	/s/ Charles McHugh	/s/ CM

Deborah M. Molini	/s/ Deborah M. Molini	/s/ bmolini

Richard N. Paddock	/s/ Richard N. Paddock	/s/ RP

Beverly L. Pirker	/s/ Beverly L. Pirker	/s/ BLP

Gretchen M. Shoup	/s/ Gretchen M. Shoup	/s/ GMS

Sean A. Suchko	/s/ Sean Suchko	/s/ SS

Richard J. Thomas	/s/ Richard J. Thomas	/s/ RJT

Tatiana M. Yewisiak	/s/ Tatiana M. Yewisiak	/s/ TMY

APPENDIX C

PRICING AUTHORIZATION MATRIX

Security Type	Primary Source	Secondary Source	Tertiary Source	Pricing Logic	Pricing Default Logic

Fixed
Income

Money Market Securities	FT Inter- active Data	Broker	N/A	Un-rounded Bid	N/A

Explanation of Fields

Primary Source:	Indicate the primary source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
Secondary Source:	Indicate the secondary source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
Tertiary Source:	Indicate the tertiary (3rd level) source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
Pricing Logic:	Indicate the price type to be referenced for the security type: Ask, Bid, Close, Evaluated, Last, Etc.
Pricing Default Logic:	Indicate the price type to be referenced for the security type: Ask, Bid, Close, Evaluated, Last, Etc. in the instance where the preferred price type is not available.

See Amendment dated 11/8/07

SCHEDULE I

Federated Capital Reserves Fund a portfolio of Money Market Obligations Trust

Federated Government Reserves Fund a portfolio of Money Market Obligations Trust

Federated Municipal Trust a portfolio of Money Market Obligations Trust

FEDERATED INVESTORS
Accounting, Administration and Custody Fee Schedule
Effective June 13, 2005

FUND ACCOUNTING and ADMINISTRATION

Accounting/Administration Fee*:	2 basis points per annum on the first $500 million of the average net assets of the Fund

1 basis point on the next $500 million

0.50 of a basis point on the excess over $1 billion

Subject to the following:

Minimum Fee:*	$125,000 per annum.

Maximum Fee:*	$175,000 per annum.

* Includes up to two shares classes.

Multiple Share Class:	$500 per month for each share class in excess of two.

DOMESTIC CUSTODY (U.S. Securities Processing)

Safekeeping, Income Collection, Transaction Processing, Account Administration

0.25	of a basis point per annum on the average net assets of the Fund.

U.S. Security Transaction Charges (per transaction):

$4.50	DTC/FRB Book Entry Settlements
$4.00	Repurchase Agreements (each leg)
$5.00	Time Deposits
$5.00	Maturities
$20.00	Physical Settlement, Euroclear, Options, and Futures Transactions
$5.00	Paydowns
$4.00	Wire Transfers/Checks (not related to securities settlements)
$2.00	Interfund/Account Transactions

Manual Instruction Surcharge

Transactions instructed in a manner which does not facilitate Straight Through Processing will incur an additional $15 per transaction

Out-of-Pocket

In addition to the above fee schedule, Out of Pocket expenses will be charged as incurred.  These charges would include but are not limited to:
Securities pricing
Custom electronic interfaces and/or programming beyond normal and customary system development associated with conversion

Local taxes, stamp duties or other local duties and assessments stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other unusual expenses which are unique to a country in the funds are investing.

Compensating Balance Arrangement

Federated Investors (see Exhibit A for list of Funds) and the Bank of New York have entered into a compensating balance arrangement, which would allow the Fund to compensate the Bank for any overdrafts by maintaining a positive cash balance the next day.  Conversely, on any day the Fund maintains a positive balance it will be allowed to overdraw the account as compensation.  In both cases Federal Reserve requirements, currently 10%, will be assessed.  Therefore, all overdrafts must be compensated at 100% of the total and all positive balances will allow for an overdraft of 90% of the total.

Balances for the tax-exempt portfolios will be permitted an open ended roll forward.  The taxable portfolios are closed out on a quarterly basis with no carry over to the subsequent quarter.  At the end of each quarter the average overdraft will be assessed a fee of 2% above the actual Federal Funds rate at the end of the period.  Any average positive balance will receive an earnings credit computed at the daily effective 90 day T-Bill rate minus .25 bps on the last day of the period.  Earnings credits will be offset against the Fund’s safekeeping fees.

Federated Investors	The Bank of New York

Accepted by: /s/ Richard J. Thomas	Accepted By: /s/ Edward G. McGann
Name: Richard J. Thomas	Name: Edward G. McGann
Title: Treasurer	Title: Managing Director
Date: May 25, 2005	Date: May 23, 2005

List of Funds                                                                                                Tax ID Number

Federated Capital Reserves Fund, a portfolio of	20-2024617
Money Market Obligations Trust

Federated Government Reserves Fund, a portfolio of	20-2024687
Money Market Obligations Trust

Federated Municipal Trust, a portfolio of	20-2024655
Money Market Obligations Trust

Amendment to
Fund Accounting Agreement
between
The Bank of New York
and
The Funds listed on Schedule I to the Fund Accounting Agreement, as amended from time to time

This Amendment (the “Amendment”) dated as of November 8, 2007 between The Bank of New York (“Bank”) and the Funds listed on Schedule I to the Fund Accounting Agreement, as amended by Exhibit A attached hereto (each a “Fund”).

WHEREAS, Federated Capital Reserves Fund, Federated Government Reserves Fund and Federated Government Reserves Fund (collectively, the “Federated Reserves Funds”) and the Bank, having executed the Fund Accounting Agreement dated June 7, 2005, now wish to make certain changes to the provisions thereof which provisions the Federated Reserves Funds and the Bank agree shall be deemed by them, and each of them, to be included as of the date of this Amendment within the Fund Accounting Agreement as if originally stated therein; and

WHEREAS, the Federated Reserves Funds and the Bank agree to the addition of the following funds to the Fund Accounting Agreement: Government Obligations Tax-Managed Fund, U.S. Treasury Cash Reserves, and Automated Government Cash Reserves, each a portfolio of Money Market Obligations Trust; Federated Market Opportunity Fund, a portfolio of Federated Equity Funds; and Federated Stock Trust; and

WHEREAS, the Fund Accounting Agreement is amended to include a Fee Schedule for the non-money market funds; and

WHEREAS, the Fund Accounting Agreement is amended to provide for a cap on the Bank’s liability.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Funds and Bank hereby agree as follows:

1.           The Fund Accounting Agreement is amended by including the following language as a new paragraph 30:  “In the event of any failure by the Bank to provide Services in accordance with the standard of care set forth in Paragraph 17 of this Agreement, the Bank’s liability shall be limited to the lesser of (x) the actual direct money damages suffered by the affected Fund or Funds as a direct result of such failure or (y) two (2) times the aggregate amount paid by all Funds party to this Agreement for Fund Accounting and Administration Services under this Agreement for the providing of such services during the twelve (12) months immediately preceding the month in which the event giving rise to such liability occurred.  If the event occurs prior to twelve (12) months from the date of this Amendment, then the two (2) times amount referred to in subparagraph (y) above will be computed using the fees paid up to the event and estimated forward for the remaining months up to twelve (12) based on historic fund activity.  Any action brought against the Bank for claims hereunder must be brought within one year following the date the event giving rise to the claim is discovered by or brought to the attention of the Funds.  This limitation on liability shall reset at the end of each calendar year.”

2.	Schedule I of the Fund Accounting Agreement is replaced with the Schedule I attached to this Amendment as Exhibit A.

3.	The Fund Accounting Agreement is amended to include a Fee Schedule for non-money market funds, attached to this Amendment as Exhibit B.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly designated officers below as of the day and year first above written.

ACKNOWLEDGED AND AGREED:
Bank: THE BANK OF NEW YORK	On behalf of each of the funds indicated on Schedule I of the Fund Accounting Agreement, as amended from time to time.

By: /s/ Joseph F. Keenan	By: /s/ Richard A. Novak
Title: Managing Director	Title: Treasurer

See Amendment dated 9/5/08

EXHIBIT A

FUND ACCOUNTING AGREEMENT
SCHEDULE I

Federated Capital Reserves Fund, a portfolio of Money Market Obligations Trust

Federated Government Reserves Fund, a portfolio of Money Market Obligations Trust

Federated Municipal Trust, a portfolio of Money Market Obligations Trust

Government Obligations Tax-Managed Fund, a portfolio of Money Market Obligations Trust

U.S. Treasury Cash Reserves, a portfolio of Money Market Obligations Trust

Automated Government Cash Reserves, a portfolio of Money Market Obligations Trust

Federated Market Opportunity Fund, a portfolio of Federated Equity Funds

Federated Stock Trust

See Amendment dated 9/5/08

EXHIBIT B

NON-MONEY MARKET FUNDS FEE SCHEDULE

FUND ACCOUNTING and ADMINISTRATION

Accounting/Administration Fee*:	2 basis points per annum per Fund on the first $500 million of the average net assets of the Fund

1 basis point on the next $500 million

0.50 of a basis point on the remainder over $1 billion

Subject to the following:

Minimum Fee: *	$125,000 per annum per Fund

Maximum Fee: *	$300,000 per annum per Fund

* Includes up to two share classes.

Multiple Share Class:                                                      $500 per month for each share class in excess of two.

Amendment to Exhibit A of the
Fund Accounting Agreement Amendment dated November 8, 2007,
Between
The Bank of New York Mellon and
The Funds Listed on Schedule I to the Fund Accounting Agreement, dated June 5, 2005, as amended from Time to Time

Federated Capital Reserves Fund

Federated Government Reserves Fund

Federated Municipal Trust

Government Obligations Tax-Managed Fund

US Treasury Cash Reserves

Automated Government Cash Reserves

Federated Market Opportunity Fund

Federated Stock Trust

Federated California Municipal Income Fund

Federated North Carolina Municipal Income Fund

Federated New York Municipal Income Fund

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Income Fund

See Third Amendment for new funds added, effective 10/23/09

EACH FUND LISTED ABOVE                                                                                                           THE BANK OF NEW YORK MELLON

By:  /s/ Richard A. Novak                                                                By:  /s/ Bruce L. Baumann
Name:  Richard A. Novak                                                                Name:  Bruce L. Baumann
Title:  Treasurer                                                                                Title:  Vice President
Date:  9/5/08                                                                                      Date:  9/5/08

Amendment to Exhibit B of the
Fund Accounting Agreement Amendment dated November 8, 2007,
Between
The Bank of New York Mellon and
The Funds Listed on Exhibit A to the Fund Accounting Agreement, as amended from Time to Time

NON-MONEY MARKET FEE SCHEDULE

FUND ACCOUNTING AND ADMINISTRATION

Accounting/Administration Fee:	2 basis points per annum per Fund on the first $500 million of the average net assets of the Fund

1 basis point on the next $500 million

.50 of a basis point on the remainder over $1 billion
Subject to the following:
For:	Federated Stock Trust
Federated Market Opportunity Fund

Minimum Fee:                                                      $125,000 per annum per Fund
Maximum Fee:                                                      $300,000 per annum per Fund

For:         Federated California Municipal Income Fund
Federated New York Municipal Income Fund
Federated North Carolina Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund

Minimum Fee:                                                      $100,000 per annum per Fund
Maximum Fee:                                                      $300,000 per annum per Fund
Multiple Share Class:                                                         $500 per month for each share class in excess of two

EACH FUND LISTED ABOVE                                                      THE BANK OF NEW YORK MELLON

By:  /s/ Richard A. Novak                                                                By:  /s/ Bruce L. Baumann
Name:  Richard A. Novak                                                                 Name:  Bruce L. Baumann
Title:  Treasurer                                                                                 Title:  Vice President
Date:  9/5/08                                                                                       Date:  9/5/08

See Third Amendment for new funds being added, effective 10/23/09

Third Amendment to the Fund Accounting Agreement

This Amendment is made as of October 23, 2009 to the Fund Accounting Agreement (the “Agreement”), dated June 7, 2005, amended November 7, 2007, and September 5, 2008, between the Funds listed on Schedule I to the Agreement (each a "Fund") and The Bank of New York Mellon (the "Bank").

RECITALS

WHEREAS, the fund accounting services for the funds specified in this Amendment are being converted to the Bank as of the close of business on October 23, 2009;

WHEREAS, the parties agree that the list of Funds that are parties to the Agreement is set forth on Schedule I to the Agreement (which has been amended and attached as Exhibit A to prior amendments to the Agreement) (“Schedule I to the Agreement” or “Exhibit A”), and the parties desire to amend the list of Funds to add the funds specified in this Amendment;

WHEREAS, the parties agree that the Fee Schedule for Non-Money Market Funds, which is part of the Agreement (which has been attached as Exhibit B in prior amendments (“Fee Schedule for Non-Money Market Funds” or “Exhibit B”), will apply to the funds specified herein, and the parties desire to add the funds specified in this Amendment to the funds subject to the Fee Schedule for Non-Money Market Funds.

AMENDMENT

NOW THEREFORE, intending to be legally bound, each of the Funds and the Bank agree to the following amendments:

Each of Schedule I to the Agreement (or Exhibit A) and the Fee Schedule for Non-Money Market Funds (or Exhibit B) shall be, and hereby are, amended and updated to include the following new Funds:

Federated Municipal Securities Fund, Inc.
Federated Intermediate Municipal Trust, a portfolio of Intermediate Municipal Trust
Federated Michigan Intermediate Municipal Trust, a portfolio of Federated Municipal Securities Income Trust
Federated Municipal High Yield Advantage Fund, a portfolio of Federated Municipal Securities Income Trust

The Agreement shall remain in full force and effect as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

On behalf of each of the Funds indicated on Schedule I of the Fund Accounting Agreement, as amended from time to time

By:   /s/ Richard A. Novak
Title:  Treasurer

THE BANK OF NEW YORK MELLON

By:  /s/ Andrew Pfeiffer
Title:  Vice President

Fourth Amendment to the Fund Accounting Agreement

This Amendment is made as of January 13, 2010 to the Fund Accounting Agreement (the “Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, and October 23, 2009,  between the Funds listed on Schedule I attached hereto (each a "Fund") and The Bank of New York Mellon (the "Bank").

WHEREAS, each Fund and the Bank wish to modify the provisions of the Agreement as set forth below;

NOW THEREFORE, each the Fund and the Bank agree to the following amendment.

Each Exhibit A (“Schedule I to the Agreement”), and Exhibit B (“Fee Schedule for Non-Money Market Funds”) is updated to include the following new Funds:

Federated Enhanced Treasury Income Fund

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

On behalf of each of the Funds indicated on Schedule I attached hereto

By:  /s/ Richard A. Novak
Name:  Richard A. Novak
Title:  Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Peter D. Holland
Name:  Peter D. Holland
Title:  Managing Director

Amended and Restated
Exhibit B

NON-MONEY MARKET FEE SCHEDULE

FUND ACCOUNTING AND ADMINISTRATION

Accounting/Administration Fee:	2 basis points per annum per Fund on the first $500 million of the average net assets of the Fund

1 basis point on the next $500 million

0.50 of a basis point on the remainder over $1 billion

Subject to the following:
For: Federated Stock Trust
Federated Market Opportunity Fund
Federated Enhanced Treasury Income Fund

Minimum Fee:	$125,000 per annum per Fund
Maximum Fee:	$300,000 per annum per Fund

For:         Federated California Municipal Income Fund
Federated New York Municipal Income Fund
Federated North Carolina Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund

Minimum Fee:                                           $100,000 per annum per Fund
Maximum Fee:                                           $300,000 per annum per Fund

Multiple Share Class:	$500 per month for each share class in excess of two

Dual Book Accounting Fee:	$5,000 per annum per Fund, to be billing semi-annually

Fund Accounting Agreement
Schedule I

Federated Stock Trust
Federated Market Opportunity Fund
Federated California Municipal Income Fund
Federated North Carolina Municipal Income Fund
Federated New York Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund
Federated Municipal Securities Fund
Intermediate Municipal Trust Fund
Michigan Intermediate Municipal Trust Fund
Federated Municipal High Yield Advantaged Fund
Federated Enhanced Treasury Income Fund

Federated Capital Reserve Fund
Federated Government Reserves Fund
Federated Municipal Trust Fund
US Treasury Cash Reserves Fund
Automated Government Cash Reserves
Government Obligations Tax Managed Fund